                                                                      Exhibit 99

[Logo Omitted]
James Monroe Bancorp, Inc.
3033 Wilson Blvd.
Arlington, VA   22201

                                                                  PRESS RELEASE
-------------------------------------------------------------------------------
                                                          FOR IMMEDIATE RELEASE

JAMES MONROE BANCORP, INC. REPORTS EARNINGS UP 42% IN 2005

ARLINGTON, VA, (BUSINESS WIRE)--January 23, 2006.--James Monroe Bancorp, Inc. (Nasdaq Capital Market: JMBI - news) today announced earnings and financial highlights for the year ended December 31, 2005.

For the year ended December 31, 2005, the Company reported earnings of $4,217,000, an increase of 42% over the $2,970,000 earned in 2004. On a diluted per share basis, earnings per share for 2005 were $.72 for a 40% increase over 2004 earnings per share of $.51. Per share amounts have been adjusted to reflect the 5-for-4 stock split paid on December 28, 2005.

Return on average assets was .86% in 2005 compared to .83% in 2004. Return on average equity was 11.04% in 2005 compared to 8.35% in 2004. The net interest margin improved over 2004 with a 3.79% net interest margin in 2005 compared to a 3.72% margin in 2004. Asset quality continues to be very strong. The Company had $37 thousand in charge offs in 2005 for a .01% charge off ratio compared to .07% the previous year. At the same time, nonperforming assets declined to $257 thousand or .07% of total loans. This is also down from the previous year which the Company reported $349 thousand in nonperforming loans or .14% of total loans.

For the year ended December 31, 2005, James Monroe Bancorp, Inc. reported record growth in loans. The loan portfolio grew by $128.5 million which represents a 51% growth over the previous year end. Assets grew by 18% to $530 million and deposits grew by 17% to $471 million.

For the fourth quarter ended December 31, 2005, James Monroe Bancorp, Inc. reported net income of $1,269,000, a 54% increase over fourth quarter 2004 earnings of $825,000. On a diluted per share basis, fourth quarter earnings per share were $.22 compared to the fourth quarter of 2004, of $.14 for an increase of 55%. As noted earlier, all per share amounts have been restated to reflect the 5-for-4 stock split payable December 28, 2005.

John Maxwell, President and CEO, stated, "We are extremely pleased to report these strong results to our shareholders. Our earnings growth and our loan growth were exceptional this year. At the same time our loan quality remained strong as well. Charge offs were nominal and our nonperforming loans declined slightly. In October we raised an additional $8 million of capital through the issuance of an $8 million trust preferred offering. Our balance sheet and capital are well positioned for growth in 2006."

David Pijor, Chairman of James Monroe Bancorp, Inc., stated "We are pleased to report our strong year over year earnings and loan growth for 2005. James Monroe operates in a highly competitive banking market which makes continued growth and earnings performance a challenge. We continue to believe our strategy of hiring talented bankers who are knowledgeable in the needs of our customers and who are dedicated to serve our customers in a professional and responsive way is the key to our success."

James Monroe Bank is a full-service community bank and a wholly owned subsidiary of James Monroe Bancorp, Inc. The Bank has seven offices located in Arlington, Annandale, Leesburg, Fairfax City, Chantilly and Manassas. The Bank also has a loan production office in Gaithersburg, Maryland and a residential mortgage lending division serving Northern Virginia and Maryland. The Company's common stock is traded on the Nasdaq Small Cap Market under the symbol JMBI.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. These statements are based upon current and anticipated economic conditions, including the effect changes in economic conditions may have on overall loan quality, changes in net interest margin due to changes in interest rates, possible loss of key personnel, need for additional capital should James Monroe experience faster than anticipated growth, factors which could affect James Monroe's ability to implement its strategy, changes in regulations and governmental policies, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results of operations do not necessarily indicate future results.

NON-GAAP PRESENTATIONS
This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis using a 34% rate and non-interest income. This is a financial measure not recognized under generally accepted accounting principles, but which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under generally accepted accounting principles, or "GAAP".


James Monroe Bancorp's news releases are available on our website at www.jamesmonroebank.com.

Contact: John R. Maxwell, President & CEO
         Richard I. Linhart, Executive Vice President & COO
Phone:   (703)707-8855.

SOURCE: James Monroe Bancorp, Inc.


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                             Condensed Balance Sheet
                           JAMES MONROE BANCORP, INC.

                                                      (Unaudited)        (Unaudited)
                                                     DECEMBER 31,       DECEMBER 31,          %
(Dollars in thousands)                                   2005               2004            Change
                                                    ----------------   ----------------   -----------
ASSETS
 Cash and due from banks                                   $  19,960           $  9,286        114.9%
 Interest bearing deposits in banks                               24              2,442         (99.0)%
 Federal funds sold                                            5,968             35,754         (83.3)%
 Securities available for sale, at fair value                118,986            146,795         (18.9)%
 Loans held for sale                                           2,299              2,987         (23.0)%
 Loans, net of unearned income                               378,491            249,996         51.4%
 Allowance for loan losses                                    (3,920)            (2,790)        40.5%
                                                     ----------------   ----------------
  Loans, net                                                 374,571            247,206         51.5%
 Other assets                                                  8,113              6,300         28.8%
                                                     ----------------   ----------------
 TOTAL ASSETS                                              $ 529,921          $ 450,770         17.6%
                                                     ================   ================

LIABILITIES AND STOCKHOLDERS' EQUITY
 Deposits:
  Noninterest bearing deposits                             $ 106,831          $  91,857         16.3%
  Interest bearing deposits                                  364,468            312,197         16.7%
                                                     ----------------   ----------------
 Total deposits                                              471,299            404,054         16.6%
 Federal funds purchased                                           -                  -          n.m.
 Federal Home Loan Bank advances                                   -                  -          n.m.
 Trust preferred capital notes                                17,527              9,279         88.9%
 Other liabilities                                             1,450                536        170.5%
                                                     ----------------   ----------------
 Total liabilities                                           490,276            413,869         18.5%
 Total stockholders' equity                                   39,645             36,901          7.4%
                                                     ----------------   ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 529,921          $ 450,770         17.6%
                                                     ================   ================

                              Financial Highlights
                           JAMES MONROE BANCORP, INC.

                                                         (Unaudited)                                    (Unaudited)
                                               THREE MONTHS ENDED DECEMBER 31,                    YEAR ENDED DECEMBER 31,
                                            --------------------------------------  ---------------------------------------------
(Dollars in thousands except share data)        2005           2004      % Change        2005              2004         % Change
                                            -------------  ------------- ---------  ----------------   ---------------  ----------
RESULTS OF OPERATIONS:
Total interest income                       $     7,815    $     5,333     46.5%       $    27,343      $     17,462     56.6%
Total interest expense                            3,059          1,632     87.4%             9,512             4,833     96.8%
 Net interest income                              4,756          3,701     28.5%            17,831            12,629     41.2%
Provision for loan losses                           154            224    -31.3%             1,167               990     17.9%
Gain on sale of securities                            -              5      n.m.                13                59    -78.0%
Gain on sale of loans                               188            175      7.4%               824               423     94.8%
Noninterest income - other                          195            174     12.1%               790               693     14.0%
Noninterest expense                               3,059          2,574     18.8%            11,883             8,287     43.4%
 Income before taxes                              1,926          1,257     53.2%             6,408             4,527     41.6%
Net income                                        1,269            825     53.8%             4,217             2,970     42.0%

PER SHARE DATA:
Earnings per share, basic                   $      0.23    $      0.15     49.8%       $      0.76      $       0.54     41.4%
Earnings per share, diluted                 $      0.22    $      0.14     55.2%       $      0.72      $       0.51     39.7%
Weighted average shares
 outstanding - basic                          5,573,060      5,551,175      0.4%         5,563,758         5,544,881      0.3%
             -diluted                         5,944,630      5,853,866      1.6%         5,897,085         5,843,964      0.9%
Book value per share (at period-end)        $      7.11    $      6.64      7.1%       $      7.11      $       6.64      7.1%
Shares outstanding (at period-end)            5,574,710      5,556,530      0.3%         5,574,710         5,556,530      0.3%

PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets                          0.96%          0.76%                       0.86%             0.83%
Return on average equity                         12.86%          8.93%                      11.04%             8.35%
Net interest margin                               3.77%          3.57%                       3.79%             3.72%
Efficiency Ratio                                 59.53%         63.48%                      61.07%            60.03%

OTHER RATIOS:
Allowance for loan losses to total loans          1.04%          1.12%                       1.04%             1.12%
Equity to assets                                  7.48%          8.19%                       7.48%             8.19%
Non-performing loans:
 Amount                                           $ 257          $ 349                 $       257      $        349
 Percent of total loans                           0.07%          0.14%                       0.07%             0.14%
Charged-off loans:
 Net amount                                 $         -    $         -                 $        37             $ 143
 Percent of average loans                         0.00%          0.00%                       0.01%             0.07%
Risk-adjusted capital ratios:
 Leverage ratio                                   10.6%          10.7%                       10.6%             10.7%
 Tier I                                           14.0%          16.2%                       14.0%             16.2%
 Total                                            15.9%          17.1%                       15.9%             17.1%

AVERAGE BALANCES:
Assets                                      $   522,812    $   431,001     21.3%       $   490,923      $    359,495     36.6%
Earning assets                                  500,200        411,864     21.4%           470,179           339,679     38.4%
Loans                                           368,911        240,812     53.2%           323,702           208,441     55.3%
Deposits                                        438,143        383,961     14.1%           425,777           310,792     37.0%
Stockholders' equity                             39,139         36,761      6.5%            38,199            35,576      7.4%